SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 1, 2005

Ciphergen Biosystems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-31617	33-059-5156
(State or other jurisdiction of	[Commission File Number]	(I.R.S. Employer
Identification Number)		incorporation or organization)

6611 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)

(510) 505-2100
(Registrant’s telephone number, including area code)

Item 7.01          Regulation FD Disclosure

As of July 1, 2005 Ciphergen Biosystems, Inc. has completed its selection process and is in discussions with Quest Diagnostics Incorporated concerning a potential diagnostic alliance. The nature of the potential alliance, including the financial and business terms, have not yet been agreed to and there can be no assurance that an alliance will be completed between the two parties.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIPHERGEN BIOSYSTEMS, INC.
(Registrant)

Date: July 1, 2005	By: /S/ WILLIAM E. RICH
William E. Rich
President and Chief Executive Officer